UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2014 (September 3, 2014)

American Realty Capital – Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-55198	27-3279039
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Centrum Power Center

On September 3, 2014, the due diligence period expired relating to the potential acquisition by American Realty Capital – Retail Centers of America, Inc. (the “Company”) of the Centrum power center, located in Charlotte, North Carolina (“Centrum”). Such due diligence review and the respective deposit were conditions to the closing of the acquisition, pursuant to the contract of sale, dated August 13, 2014, which included other customary conditions to closing. The contract of sale contains customary representations and warranties by Pineville Centrum Limited Partnership (the “Seller”). The Seller does not have a material relationship with the Company and the acquisition will not be an affiliated transaction. Although the Company believes that the acquisition of Centrum is probable, there can be no assurance that the acquisition will be consummated.

Centrum contains approximately 271,000 rentable square feet and is 98% leased to 16 tenants. Four tenants, Kmart, Stein Mart (NASDAQ: SMRT), TJ Maxx (NYSE: TJX) and Sky Zone, represent approximately 55% of the annualized rental income of Centrum.

The lease to Kmart contains approximately 105,000 rentable square feet. The lease commenced in September 1992, has a 25-year term and expires in September 2017. The lease contains no additional rental escalations. The lease contains ten renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.7 million.

The lease to Stein Mart contains approximately 36,000 rentable square feet. The lease commenced in September 1992, has a 30-year term and expires in August 2022. The lease contains a rental escalation of 5.9% in 2017. The lease contains no renewal options. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.3 million.

The lease to TJ Maxx, which carries an investment grade credit rating by a major credit rating agency, contains approximately 30,000 rentable square feet. The lease commenced in August 1992, has a 25-year term and expires in January 2018. The lease contains no additional rental escalations. The lease contains one renewal option of five years. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is $0.3 million.

The lease to Sky Zone contains approximately 25,500 rentable square feet. The lease commenced in August 2014, has a 10-year term and expires in August 2024. The lease contains a rental escalation of 10.0% in 2019. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is $0.3 million.

The contract purchase price of Centrum is $35.4 million, exclusive of closing costs. The Company intends to fund approximately 50% of the purchase price with proceeds from the Company’s ongoing initial public offering and the remainder through financing on Centrum. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Northlake Commons Power Center

On September 4, 2014, the Company acquired the fee simple interest in the Northlake Commons power center, located in Charlotte, North Carolina (“Northlake”), at a contract purchase price of $31.5 million, exclusive of closing costs. The Company acquired Northlake from Northlake Commons, L.L.C. (the “Seller”). The Seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

Northlake contains 78,838 rentable square feet and is 92% leased to 25 tenants. Five tenants, Men’s Wearhouse (NYSE: MW), Fox & Hound, Party City, Olive Garden and Red Robin (NASDAQ: RRGB), represent approximately 35% of the annualized rental income of Northlake.

The lease to Men’s Wearhouse, which carries an investment grade credit rating by a major credit rating agency, contains 6,750 rentable square feet. The lease commenced in June 2006, has a 10-year term and expires in June 2016. The lease contains no additional rental escalations. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.2 million.

The lease to Fox & Hound contains 7,148 rentable square feet. The lease commenced in October 2006, has a 13-year term and expires in March 2019. The lease contains no additional rental escalations. The lease contains four renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.2 million.

The lease to Party City contains 12,775 rentable square feet. The lease commenced in January 2013, has a 10-year term and expires in January 2023. The lease contains rental escalations of 7.8% and 12.7% in 2015 and 2017, respectively. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.2 million.

The lease to Olive Garden is a ground lease of approximately 2.3 acres of land. The lease commenced in March 2006, has a 15-year term and expires in February 2021. The lease contains a 10.0% rental escalation in 2016. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.1 million.

The lease to Red Robin is a ground lease of approximately 1.8 acres of land. The lease commenced in July 2006, has a 15-year term and expires in August 2021. The lease contains a 10.0% rental escalation in 2016. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.1 million.

The Company funded the acquisition of Northlake with proceeds from the sale of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: September 9, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors